                               AGREEMENT OF LEASE


                                     BETWEEN

                            COMDRIVE ASSOCIATES, L.P.

                                   AS LANDLORD


                                       AND


                           ADVANCED HEALTH CORPORATION

                                    AS TENANT
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                                  OFFICE LEASE


      LEASE made this 13th day of November, 1997 by and between Comdrive Associates, L.P. (hereinafter called "Landlord"), and Advanced Health Corporation a Delaware Corporation (hereinafter called "Tenant").

                                WITNESSETH, THAT:

      1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the space consisting of approximately 8.028 rentable square feet on the ____ floor known as Suite _______ (hereinafter referred to as the "Demised Premises") of the building known as 401 Commerce Drive located in Fort Washington, Upper Dublin Township, Pennsylvania (hereinafter referred to as the "Building"), and more particularly described by the cross-hatched area on the floor plans annexed herein as Exhibit "A", to be used by Tenant for the purpose of Office and for no other purpose.

      2. TERM. Tenant shall use and occupy the Demised Premises for a term of Five (6) years and Zero (0) months, commencing on the First day of January, 1998 and ending on the Thirty First day of December, 2002 unless sooner terminated as herein provided.

      3. MINIMUM RENT.

            (a) See Rent Rider attached. The first installment to be payable on the execution of this Lease and subsequent installments to be payable on the first day of each successive month of term hereof following the first month of such terms.

            (b) If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated at the rate of one-thirtieth of the fixed monthly rental for each day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

            (c) All rent and other sums due to Landlord hereunder shall be payable to Comdrive Associates, LP. and mailed to the office of Landlord at Equivest Management Company P.O. Box 13700, Philadelphia, Pennsylvania, 19191-1062, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

            (d) If Landlord, at any time or times, shall accept said rent or any other sum due to it hereunder after the same, shall become due and payable such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.


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      4. ESCALATION IN TAXES, OPERATING COSTS, COSTS OF LIVING: COST OF
ELECTRICITY.

(A) Definitions. As used in this Section 4, the following terms shall be defined as hereinafter set forth.

            (i) "Taxes" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part, for (or in lieu of) any tax which would otherwise be included within the defined herein.

            (ii) "Base Year Operating Expenses" shall be $4.00 per square foot.

            (iii) "Tenant's Fraction" shall be a fraction, the numerator of which is the Demised Rentable Square Feet and the denominator of which is the Rentable Square Feet in the Building. 8,028/45,000

            (iv) (a) Operating Expenses" shall mean except as hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employed by Landlord for rendering service in the normal operation, cleaning, maintenance, and repair of the Building; (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity, which is separately charged by Landlord as herein provided) chargeable to the operation and maintenance of the Building;
(4) cost of insurance for the Building including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; and (6) reasonable legal and accounting expenses; (7) Taxes (8) management expense.

The term "Operating Expenses" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; (5) commissions.


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                  (b) In determining Operating Expenses for any year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been ninety-five percent (95%) throughout such year, provided base year is increased to ninety five percent (95%).

                  (c) If, after the Base Year for Operating Expenses, Landlord shall eliminate any component of Operating Expenses, as a result of the introduction of a labor saving device or other capital improvement, the corresponding item of Operating Expenses shall be deducted from the Operating Expenses expended by Landlord in said Base Year for purposes of calculating Tenant's Proportionate Share of any increased Operating Expenses.

            (v) "Demised Rentable Square Feet" shall mean 8.028 square feet.

            (vi) "Rentable Square feet in the Building" shall mean 45.000 square feet.

(B) Escalation of Operating Expenses.

            (i) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) subsequent to the Base Year for Operating Expenses there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of the increase, if any, of Operating Expenses for such year over the Base Year Operating Expenses (appropriately prorated for any partial calendar year included within the beginning and of the term).

            (ii) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof subsequent to the Base Year for Operating Expenses, in the event Tenant over pays operating pass-through, Landlord will promptly reimburse Tenant:

                  (a) A statement (the "Expense Statement":) setting forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year and

                  (b) A statement of Landlord's good faith estimate of Operating Expenses, and the amount of Tenant's Fraction thereof (the "Estimated Share"), for the current calendar year.

            (iii) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses (or Landlord shall pay to Tenant, if the following quantity is negative):

                  (a) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:


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                  (b) The amount, if any, by which the aggregate of payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

            (iv) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenants Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

      5. UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. If a separate meter is installed, Tenant shall pay for the consumption of such utilities based on its metered usage. if no meter is installed, Tenant shall pay a pro-rata share of any utility charges covering the Demised Premises and other areas of the Building which pro-rata share shall be based on the percentage which the Demised Rentable Square Feet bears to the square footage of the areas of the Building serviced by such utility. Tenant shall pay utility bills within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease. Landlord warrants that this building is submetered and submeters are in good working order.

      6. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the sum of Eleven Thousand One Hundred Five Dollars and Forty Cents ($11,105.40) which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). Tenant shall, upon demand, restore any portion of said security deposit, which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied said sum on account of a default, the security deposit shall be returned (without interest) to Tenant promptly at termination of this Lease.

      7. SERVICES. Landlord agrees that it shall:

            (a) Provide passenger elevator service to the Demised Premises during all days with one (1) elevator subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building.

            (b) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and


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            (c) Furnish the Demised Premises with electric for heating, hot and chilled water and air-conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, computers, telecommunication equipment, adding machine and other machinery and equipment normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord which will not be unreasonably withheld. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.

Tenant, at Tenant's sole expense, shall be responsible for the installation, maintenance, and use of any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements, or additions to the water system, plumbing system, heating system, air-conditioning system, or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of the Landlord which shall not be unreasonably withheld, and in the event such consent is granted, such replacement, changes or additions shall be paid for by Tenant. It is understood that Landlord does not warrant that any of the services referred to in this
Section 7 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages by abatement or rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take action within its control. Landlord represents and warrants that everything within the Building is within the control of the Landlord. In the event after Tenant notifies Landlord that services have been interrupted for a period of two (2) days, rent shall abate one (1) day for every day that services remain interrupted.

      8. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents that it shall:

            (a) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises except for major and structural alterations.

            (b) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem reasonably advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice during business hours, to show the Demised Premises to prospective mortgagees and purchasers and, during the three
(3) months prior to expiration of the term, to prospective tenants;

            (c) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, or by Landlord, and commit no waste in the Demised Premises;


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            (d) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

            (e) Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building Lobby;

            (f) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may reasonably render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

            (g) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature);

            (h) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises: and

            (i) Observe the rules and regulations annexed hereto as Exhibit "C", as Landlord may from time to time amend the same for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

      9. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent which can not be unreasonable withheld thereto. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder, Tenant shall not mortgage or encumber this Lease.


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

      10. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if repairs improvements or decoration of the Demised Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of Demised Premises is given and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease. In such event that substantial completion of Tenant Improvements have not been completed by December 31, 1997 subject that Leases and Exhibit A are executed by November 13, 1997, Tenant will receive one days rent abatement for each day that Tenant is delayed occupancy beyond December 31, 1997. Substantial completion shall be defined herein as follows: Landlord shall have received a Certificate of Occupancy and Tenant and Landlord shall be reviewing punchlist items relating to the completion of Tenant improvements within Demised Premises. In the event that Landlord has not met substantial completion by January 31, 1998, Tenant will have the Option to Terminate this Lease with written notice to Landlord.

      11. FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays, which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate.

In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

      12. LIABILITY. Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premise from any cause whatsoever unless such damage, loss or injury is the result of the gross negligence or willful acts of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence to the extent Tenant is compensated therefor by Tenant's insurance. Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises, unless due to Landlord's fault.


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

      13. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under an statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease.

      14. INSOLVENCY.

            (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the Institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 15 herein.

      15. DEFAULT.

            (a) If Tenant shall fail to pay rent or any other sum payable to Landlord five (5) business days with written notice from date due, or if Tenant shall fall to perform or observe any of the other covenants, terms or conditions contained in this Lease within fifteen (15) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure), but in any event within thirty (30) days after written notice thereof by Landlord, or if any of the events specified in Section 14 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, Tenant however with written notice to Landlord which can not be unreasonably withheld may vacate Demised Premises and this will not constitute Default of this Lease:

                  (i) upon three (3) days notice to Tenant, declare to be immediately due and payable, the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided: and/or


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                  (ii) whether or not Landlord has elected to recover the
Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

            (b) For purposes herein, the Accelerated Rent Component shall mean the present value aggregate of:

                  (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in areas at the time of the election of Landlord to recover the Accelerated Rent Component;

                  (ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                  (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable to precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

            (c) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.


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

            (d) Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

                  (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting (and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

                  (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

            (e) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

            (f) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting. Landlord will use reasonable efforts to relet Demised Premises.

            (g) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (g) less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

            (h) In the event of any default occurrence by which Landlord shall have the rights and remedies specified in this Section 15:


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

                  (i) Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to Confess Judgment against Tenant (whether by Complaint to Confess Judgment or otherwise) in favor of Landlord for any amount due to Landlord hereunder (including without limitation the Accelerated Rent Component), together with interest and costs and an attorney's commission of five percent (5%) of the amount due;

                  (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue; and

            (i) Tenant hereby waives all errors and defect of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five
(5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

            (j) If rent or any other sum due from Tenant to Landlord shall be over due for more than five (5) days alter notice from Landlord, it shall thereafter bear interest at the rate of twenty percent (20%) per annum (or, if lower, the highest legal rate) until paid.

      16. SUBORDINATION. This lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination, Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

      17. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and or sent by registered, or certified mail or overnight delivery service addressed to Tenant at the Building with a copy sent to Advanced Health General Counsel at 555 White Plains Road, 5th Floor, in Tarrytown, NY 10591, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered, certified mall or national overnight delivery addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.


                                   Page - 12

      18. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to 125% the rent payable for the last month of the term of this Lease.

      19. MISCELLANEOUS.

            (a) Landlord and Tenant hereby represent and warrant that they have not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

            (b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

            (c) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the dale of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest provided such successor assumes the Lease in writing) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise Tenant shall look solely to the equity of Landlord in its interest in the Building.

            (d) Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.


                                   Page - 13

      20. LANDLORD IMPROVEMENT. Landlord shall, in a good and workmanlike manner, cause the Demised Premises to be completed in accordance with the plans approved by Landlord and Tenant pursuant to Exhibit "A" hereof, reserving the right to: (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; (b) make changes necessitated or by conditions met during the course of construction, provided that Tenant's approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings).

      21. WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

      22. RENT TAX. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing in this Lease shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

      23. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations nor promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

      24. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

      26. MECHANIC'S LIEN. Tenant shall, within thirty (30) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

      26. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.


                                   Page - 14

      27. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to person in amounts at least equal to One Million ($1,000,000) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

      28. ESTOPPEL STATEMENT. Tenant shall from time to time, within twenty (20) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

      29. ADA COMPLIANCE. Landlord shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or Tenant by reason of or arising out of Landlord's failure to fully comply with all legal requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to Leased Premises or the use or occupation thereof. The legal requirements shall mean laws, statutes and ordinances, and the orders, rules and regulations, directives and requirements of governmental and official agencies, including without limitation, The Americans With Disabilities Act of 1990, whether now or hereafter in force, which may be applicable to the Leased Premises, any part thereof, and areas adjacent thereto.

      30. ENVIRONMENTAL COMPLIANCE.

            A. Tenant hereby covenants and agrees to use and occupy the Demised Premises and to conduct its business and operations thereupon in substantial compliance with all applicable material statutes, codes, rules, regulations, and ordinances as they may change from time to time pertaining to the protection of the environment and to hazardous substances and hazardous wastes as those terms may be defined from time to time in such statutes, codes, rules, regulations, and ordinances ("Environmental Laws") provided Tenant is not responsible to make any structural alterations.

            B. Tenant shall promptly provide Landlord with copies of all correspondence from or to the U.S. Environmental Protection Agency, the Pennsylvania Department of Environmental Resources or any other federal, state or local governmental agency which pertains to the Demised Premises regarding but not limited to the following: (1) Tenant's compliance with the Environmental Laws; (2) any permits which Tenant may be required to obtain pursuant to the Environmental Laws; (3) any release or threat of release of a hazardous substance or hazardous waste which has occurred in the Demised Premises.

            C. Tenant shall immediately notify Landlord of its receipt of any notices of alleged violations of the Environmental Law from any other party including but not limited to governmental agencies including requests for information.


                                   Page - 15

            D. In the event of any "Release" of a "Hazardous Substance" or "Hazardous Waste" as those terms are defined in any of the Environmental Laws, ~ release requires notification of any governmental agency, Tenant shall immediately Landlord of the release.

            E. At any time during the term hereof, Landlord shall have a right to enter upon the Demised Premises, upon reasonable notice and during business hours unless Tenant is in Default, to inspect the Demised Premises and to evaluate Tenant's compliance with the Environmental Laws. Such right of access shall include a right to review Tenant's records pertaining to compliance with the Environmental Laws. Tenant hereby agrees to cooperate with Landlord in any such inspection and evaluation.

            F. Tenant during the term of the Lease and Landlord prior to Lease commencement hereby agree to indemnify, defend and hold each other harmless from and against any and all claims, demands, judgments, suits, liens, actions, and other proceedings, arising out of or relating to the removal, remediation, corrective action or clean up of any hazardous waste or hazardous substance as defined in the Environmental Laws or any other proceedings or actions threatened, or brought for the enforcement of any Environmental Laws now or hereafter applicable to the Demised Premises and resulting from or arising out of Tenant's use, operation, and occupation thereof during the term of this Lease. Such indemnification shall include but not be limited to costs of investigation, engineering fees, attorney's fees, costs of remediation and clean up and future site maintenance.

            G. All of the terms and conditions of this Section shall survive the termination of this Lease Agreement for so long as any liability may arise under the Environmental Laws with respect to the Demised Premises.

      31. RIGHT OF FIRST OFFER ON CONTIGUOUS SPACE. As contiguous space becomes available, Landlord will notify Tenant of all availabilities and present Tenant with a Lease Proposal outlining the terms and conditions to which Landlord would enter into a Lease Expansion with Tenant. Upon Tenant's acceptance, Landlord and Tenant will execute a Lease Expansion Amendment outlining the agreed upon terms and conditions.

      32. The Lease between Lee Park Investors, L.P. and Bukstel and Halfpenny, Inc. will be terminated as of December 31, 1997 unless Bukstel and Halfpenny, Inc. is in Default of their Lease Agreement. In the event that Tenant Improvements are not completed in the Demised Premises in 401 Commerce Drive Bukstel and Halfpenny, Inc. will be able to stay in Demised Premises in Lee Park without incurring any hold-over penalties.


                                   Page - 16

      IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                         LANDLORD:  COMDRIVE ASSOCIATES, L.P.

                                         BY: /s/ [illegible]
                                            ----------------

                                         DATE: 11/20/97

                                         TENANT:  ADVANCED HEALTH CORPORATION

                                         BY: /s/ [illegible]
                                            ----------------
                                            Vice President Finance

                                         DATE:   11/13/97


                                   Page - 17

                                  SCHEDULE "A"

                                   RENT RIDER

                     PERIOD                     MONTHLY      ANNUALLY
                     ------                     -------      --------
         January 1, 1998 -- March 2, 1998         -0-          -0-
         March 3, 1998 -- March 31, 1998      $ 10,388.92      N/A
        April 1, 1998 -- December 31, 1998    $ 11,105.40      N/A
       January 1, 1999 -- December 31, 1999   $ 11,105.40   $133,264.80
       January 1, 2000 -- December 31, 2000   $ 11,105.40   $133,264.80
       January 1, 2001 -- December 31, 2001   $ 11,105.40   $133,264.80
       January 1, 2002 -- December 31, 2002   $ 11,105.40   $133,264.80


                                   Page - 18

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS

      1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

      2. Each Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord's approval and supervision before permanence of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

      3. No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant's lease. Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants. Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

      4. No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

      5. The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant's lease.


                                   Page - 19

      6. No additional locks shall be placed upon any doors without the written consent of the Landlord with consent shall be unreasonably withheld. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

      7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

      8. No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

      9. No bicycles or similar vehicles will be allowed in the building.

      10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

      11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

      12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

      13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awning shall be permitted.

      14. No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

      15. No tenant shall store anything outside the building or in any common areas in the building.


                                   Page - 20

                               [GRAPHIC OMITTED]

                                  EXHIBIT "A"

                      BUKSTELL & HALFPENNY/ADVANCED HEALTH
                      TENANT FITOUT AT 401 COMMERCE DRIVE